Exhibit 99.1

APAC Customer Services Announces Third Quarter 2008 Results

  Delivers net income of $0.04 per diluted share
  Reduces debt by $3.9 million

BANNOCKBURN, Ill.--(BUSINESS WIRE)--November 5, 2008--APAC Customer Services, Inc. (Nasdaq: APAC), a leading provider of customer care services and solutions, today reported financial results for its third fiscal quarter ended September 28, 2008.

Revenue for the 2008 third quarter rose 4.3% to $59.2 million from $56.8 million in the 2007 third quarter. Gross profit for the 2008 third quarter was $10.1 million, or 17.0%, compared to $4.5 million, or 8.0%, in the prior-year period. The company reported net income of $2.0 million, or $0.04 per diluted share, compared to a net loss of $2.8 million, or $0.06 per diluted share, in the prior-year quarter. Third quarter 2008 adjusted EBITDA was $5.8 million compared to $1.7 million in the 2007 third quarter.

President and CEO Mike Marrow commented, “I’m very pleased with our third quarter results. Our profitability has improved significantly. Current clients are awarding us additional business. We are winning business with new clients. These results line up very well against the goals we laid out earlier in the year. APAC is clearly on the right track.

“Today’s difficult economic conditions underscore the many benefits of outsourcing customer care. We are in a unique position to help our clients reduce costs while simultaneously boosting their customer satisfaction.”

Debt and Liquidity

The company’s debt decreased to $13.8 million at the end of the 2008 third quarter from $17.7 million at the end of the 2008 second quarter due primarily to improved operating income. Net capital expenditures during the 2008 third quarter were $0.4 million compared to $3.5 million in the prior year comparable period, and free cash flow improved $6.7 million to $4.9 million from a negative $1.8 million in the 2007 third quarter.

Third Quarter 2008 Conference Call

Management of APAC Customer Services will hold a conference call, including a visual presentation on the company’s website, to discuss financial results on Thursday, November 6, 2008, at 10:00 a.m. Central Time (11:00 am ET). To participate in the live call by telephone, please dial (719) 325-4907 and reference APAC’s earnings call. No pass code is required.

The conference call, including the visual presentation, will be available live in the Investor Relations section of APAC Customer Services’ web site at http://www.apaccustomerservices.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software (RealPlayer or Windows Media Player). Information regarding the reconciliation of our non-GAAP measures to our GAAP results will be posted on our website at http://www.apaccustomerservices.com.

A replay of the webcast and visual presentation will be accessible through the Company's website for seven days following the live event. For those unable to listen to the call via the Internet, a replay of the call will be available until 11:00 p.m. Central Time (midnight ET) on November 13, 2008, by dialing (719) 457-0820. The pass code for the replay is #4707855.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, business services, publishing, communications, travel and entertainment, and financial services industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC's comprehensive web site is at http://www.apaccustomerservices.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company's management. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients could have a material adverse effect on the company; terms of its client contracts; its ability to return to profitability; its ability to continue to reduce costs and achieve efficiencies; availability of cash flows from operations and borrowing availability under its revolving loan facility; its ability to comply with, or obtain waivers of or changes to, its debt covenants; its ability to effectively manage customer care center capacity and off-shore growth; its ability to conduct business internationally, including managing foreign currency exchange risks; its ability to attract and retain qualified employees; and fluctuations in revenue associated with the company's Medicare Part D enrollment and customer care programs.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and its subsequent filings on Form 10-Q for the fiscal quarters ended March 30, 2008 and June 29, 2008. These filings are available on a website maintained by the SEC at http://www.sec.gov.

About Non-GAAP Financial Measures

To supplement our Consolidated Financial Statements presented in accordance with GAAP, we use the following measures defined as non-GAAP measures: EBITDA, adjusted EBITDA and free cash flow. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP or as a measure of liquidity. The items excluded from these non-GAAP financial measures are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results. The company expects to use consistent methods for computation of non-GAAP financial measures. Its calculations of non-GAAP financial measures may not be consistent with calculations of similar measures used by other companies.

We believe that these non-GAAP financial measures provide meaningful supplemental information and are useful in understanding our results of operations and analyzing of trends because they exclude certain charges such as interest, taxes and depreciation and amortization expenses. We also believe that these non-GAAP financial measures are useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to these non-GAAP measures when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our Consolidated Financial Statements prepared in accordance with GAAP.

The accompanying notes to selected financial and statistical data have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. More information on certain of these non-GAAP financial measures can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and its subsequent filings on Form 10-Q for the fiscal quarters ended March 30, 2008 and June 29, 2008.

APAC - E

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended *			Thirty-Nine Weeks Ended *

	Sep 28,	Sep 30,	Fav (Unfav)	Sep 28,	Sep 30,	Fav (Unfav)
	2008	2007	%	2008	2007	%

Net revenue	$59,243	$56,820	4%	$183,470	$163,023	13%

Cost of services	49,172	52,299	6%	154,896	148,095	(5%)

Gross profit	10,071	4,521	123%	28,574	14,928	91%

Operating expenses:
Selling, general and administrative expenses	7,187	6,500	(11%)	23,582	21,580	(9%)
Restructuring and other charges	616	8	N/M	3,394	1,565	(117%)
Total operating expenses	7,803	6,508	(20%)	26,976	23,145	(17%)

Operating income (loss)	2,268	(1,987)	214%	1,598	(8,217)	119%
Other income	(129)	(163)	(21%)	(303)	(254)	19%
Interest expense	359	939	62%	3,954	2,589	(53%)

Income (loss) before income taxes	2,038	(2,763)	174%	(2,053)	(10,552)	81%

Income tax provision (benefit)	33	-	N/M	33	(17,568)	N/M
Net income (loss)	$2,005	$(2,763)	173%	$(2,086)	$7,016	(130%)

Net income (loss) per share:

Basic	$0.04	$(0.06)		$(0.04)	$0.14
Diluted	$0.04	$(0.06)		$(0.04)	$0.13

Weighted average number of shares outstanding:
Basic	50,486	49,930		50,367	49,732
Diluted	51,160	49,930		50,367	53,035

* We operate on a 13 week fiscal quarter that ends on the Sunday closest to September 30.
N/M - Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	Sep 28,	Dec 30,
Assets	2008 *	2007 **

Current Assets:
Cash and cash equivalents	$452	$1,426
Accounts receivable, net	31,946	34,468
Other current assets	4,407	5,971
Total current assets	36,805	41,865

Property and equipment, net	22,190	26,772

Goodwill and intangibles, net	17,375	19,229

Other assets	1,468	2,060

Total assets	$77,838	$89,926

Liabilities and Shareholders' Equity

Current Liabilities:
Short-term debt	$13,806	$12,307
Current portion of long-term debt	-	2,400
Accounts payable and other accrued liabilities	30,079	26,513
Total current liabilities	43,885	41,220

Long-term debt	-	11,600

Other liabilities	4,394	3,725

Commitments and contingencies	-

Total shareholders' equity	29,559	33,381

Total liabilities and shareholders' equity	$77,838	$89,926

* We operate on a 13 week fiscal quarter that ends on the Sunday closest to September 30.
** We operate on 52/53 week fiscal year that ends on the Sunday closest to December 31.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Thirty-Nine Weeks Ended *
	Sep 28,	Sep 30,
	2008	2007

Operating activities:
Net income (loss)	$(2,086)	$7,016
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,239	10,247
Non-cash restructuring charges	14	13
Stock compensation expense	1,082	1,272
Amortized gain on sale leaseback	(95)	(143)
Loss (gain) on sale of property and equipment	193	(50)
Income taxes payable	33	(17,580)
Changes in operating assets and liabilities	7,662	1,981
Net cash provided by operating activities	16,042	2,756

Investing activities:
Purchases of property and equipment, net	(3,137)	(10,483)
Net proceeds from sale of property and equipment	57	191
Net cash used in investing activities	(3,080)	(10,292)

Financing activities:
Net (payments) borrowings on long-term debt, net	(14,000)	9,400
Net borrowings (payments) under revolving credit facility	1,499	(3,366)
Cash received from exercise of stock options	412	719
Net cash (used in) provided by financing activities	(12,089)	6,753

Effect of exchange rate changes on cash	(1,847)	(110)

Net change in cash and cash equivalents	(974)	(893)
Cash and cash equivalents:
Beginning balance	1,426	1,305

Ending balance	$452	$412

* We operate on a 13 week fiscal quarter that ends on the Sunday closest to September 30.

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended (1)			Thirty-Nine Weeks Ended (1)

	Sep 28,	Sep 30,	Fav (Unfav)	Sep 28,	Sep 30,	Fav (Unfav)
	2008	2007	%	2008	2007	%

Selected Financial Information:

Domestic revenue	$43,026	$45,704	(6%)	$136,888	$131,770	4%
Off-shore revenue	16,217	11,116	46%	46,582	31,253	49%
	59,243	56,820	4%	183,470	163,023	13%

Net income (loss)	2,005	(2,763)	173%	(2,086)	7,016	(130%)

EBITDA (2)	5,214	1,666	213%	11,140	2,284	388%

Adjusted EBITDA (2)	5,830	1,674	248%	14,534	3,849	278%

Free cash flow (3)	4,863	(1,784)	373%	8,003	(8,199)	198%

Statistical Information:

Number of customer care centers	12	12	0%	12	12	0%

End of period number of seats:
Domestic	4,486	4,473	0%	4,486	4,473	0%
Offshore	3,275	2,533	29%	3,275	2,533	29%
Total	7,761	7,006	11%	7,761	7,006	11%

Notes to Selected Financial and Statistical Information

(1)	We operate on a thirteen week fiscal quarter that ends on the Sunday closest to September 30. We operate on a 52 week fiscal year that ends on the Sunday closest to December 31.

(2)

We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, depreciation and amortization, and interest expense. We define adjusted EBITDA as EBITDA adjusted for restructuring and other charges and asset impairment charges.

EBITDA and adjusted EBITDA are measures used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. These measures are also indicative of our ability to fund the capital investments necessary for our continued growth. We use these measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, determine management bonuses and evaluate our overall progress towards meeting our long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or as a substitute for net income (loss) or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income (loss), which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:
	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007

Net income (loss)	$2,005	$(2,763)	$(2,086)	$7,016
Interest expense	359	939	3,954	2,589
Income tax provision (benefit)	33	-	33	(17,568)
Depreciation and amortization	2,817	3,490	9,239	10,247
EBITDA	$5,214	$1,666	$11,140	$2,284
Restructuring and other charges	616	8	3,394	1,565
Asset impairment charges	-	-	-	-
Adjusted EBITDA	$5,830	$1,674	$14,534	$3,849
(3)	We define free cash flow as EBITDA less net capital expenditures.

Free cash flow is a measure used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. This measure is also indicative of our ability to fund the capital investments necessary for our continued growth. We use the free cash flow measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, determine management bonuses and evaluate our overall progress towards meeting our long-term financial objectives.

Free cash flow is not intended to be considered in isolation or as a substitute for cash from operating activities presented in accordance with GAAP or as a measure of liquidity. The items excluded from free cash flow are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007

EBITDA	$5,214	$1,666	$11,140	$2,284
Capital expenditures	(771)	(3,450)	(4,436)	(10,483)
Capital expenditures funded by landlord and others	420	-	1,299	-
Free cash flow	$4,863	$(1,784)	$8,003	$(8,199)
Free cash flow can be reconciled to the net cash provided by (used in) operating activities, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:
	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007

Net cash provided by (used in) operating activities	$2,741	$(3,941)	$16,042	$2,756

Purchase of property and equipment	(351)	(3,450)	(3,137)	(10,483)
Income tax provision (benefit)	33	-	33	(17,568)
Interest expense	359	939	3,954	2,589
Amortized gain on sale leaseback	32	49	95	143
(Loss) gain on sale of property and equipment	(194)	103	(193)	50
Income taxes payable	(33)	-	(33)	17,580
Changes in operating assets and liabilities	2,528	4,848	(7,662)	(1,981)
Stock compensation expense	(238)	(332)	(1,082)	(1,272)
Non-cash restructuring charges	(14)	-	(14)	(13)
Free cash flow	$4,863	$(1,784)	$8,003	$(8,199)

CONTACT:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening, 212-838-3777
HFried@lhai.com